Exhibit 99.1

Endeavor IP, Inc. Announces New Leadership with the Appointment of Franciscus Diaba as Chief Executive Officer and Chairman of the Board

Brings Extensive IP and Patent Monetization Experience

NEW YORK, NY – January 28, 2015 – Endeavor IP, Inc. (OTCBB: ENIP) (“Endeavor”), an intellectual property services and patent licensing company, announced today that Franciscus Diaba was appointed Endeavor’s new Chief Executive Officer and Chairman of the Board of Directors. Mr. Diaba is currently Endeavor’s President. He will now serve as the President, Chief Executive Officer and Chairman of the Board of Endeavor. Mr. Diaba replaces Rob Dhat who resigned from those positions on January 23, 2015, but will continue to serve on the Board of Directors.

Mr. Diaba has extensive experience in patent monetization. He is also a seasoned intellectual property lawyer. As an attorney, he has counseled clients on intellectual property (“IP”) portfolio development, monetization of IP assets, and managing IP issues during equity investments and mergers and acquisitions. Mr. Diaba has counseled clients on intellectual property capture, prosecution, and enforcement.

“I am extremely excited about this opportunity and look forward to using my experience to help Endeavor further monetize its valuable IP assets and to help Endeavor further build its patent portfolio,” stated Mr. Diaba.“

“Since joining Endeavor both at the board level and as president, Franciscus has been instrumental in strengthening our IP as well securing significant legal settlements. As Chairman and CEO, he brings a combination of legal prowess, a proven track record in IP matters, as well a keen strategic vision for the future of the company. I look forward to working with Mr. Diaba as we enter the next phase of our growth,” stated Andrew Uribe (Member of the Board of Directors).

Mr. Diaba joined Endeavor’s Board in December 2013 and became President in November 2014.  Mr. Diaba previously served as president and chairman of North South Holdings, Inc. from 2012 to 2013 until it merged with Spherix Incorporated (NASDAQ: SPEX). Mr. Diaba has served as an IP attorney at leading law firms including Fish & Neave (now Ropes & Gray LLP), Kramer Levin Naftalis & Frankel LLP and Sichenzia Ross Friedman Ference LLP.  He holds a B.S. in Mechanical Engineering from the State University of New York at Buffalo, and a Juris Doctor degree from Franklin Pierce Law Center (University of New Hampshire School of Law).

About Endeavor IP, Inc.

Endeavor IP, Inc. is an intellectual property services and patent licensing company that is engaged in the acquisition and licensing of intellectual property.  Endeavor is based in New York, NY.

www.enip.com

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “further,” “should,” “believe,” “expect,” “anticipate,” estimate,” “continue,” “predict,” “demonstrate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release.  These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different.  The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Crescendo Communications, LLC

Email: enip@crescendo-ir.com

Tel: (212) 671-1020